UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLADSTONE LAND CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	54-1892552
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series A Cumulative Term Preferred Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-194539 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of the Registrant’s Securities to be Registered

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of the 6.375% Series A Cumulative Term Preferred Stock, Liquidation Preference $25.00 per Share (the “Series A Term Preferred Stock”), of Gladstone Land Corporation, a Maryland corporation (the “Registrant”). The description of the Series A Term Preferred Stock is set forth under the captions “The Offering,” and “Description of the Series A Term Preferred Stock” in the Registrant’s Prospectus Supplement, dated August 10, 2016 (the “Prospectus Supplement”), and under the caption “Description of Capital Stock—Preferred Stock” in the Registrant’s Prospectus, dated April 2, 2014 (the “Base Prospectus”), which were filed with the Securities and Exchange Commission on August 11, 2016 and March 13, 2014, respectively, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Prospectus Supplement and the Base Prospectus relate to the Registrant’s shelf registration statement on Form S-3 (File No. 333-194539), which became effective on April 2, 2014. The description of the Series A Term Preferred Stock set forth in the Prospectus Supplement and the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Exhibit

3.1	Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-183965) on November 2, 2012, and incorporated herein by reference).

3.2	Articles Supplementary (filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795) on August 11, 2016, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Pre-Effective Amendment No. 3 the Registration Statement on Form S-11 (File No. 333-183965) on November 15, 2012, and incorporated herein by reference).

4.1	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-183965) on December 27, 2012, and incorporated herein by reference).

4.2	Form of Certificate for 6.375% Series A Cumulative Term Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795) on August 11, 2016, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 16, 2016

GLADSTONE LAND CORPORATION

By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-183965) on November 2, 2012, and incorporated herein by reference).

3.2	Articles Supplementary (filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795) on August 11, 2016, and incorporated herein by reference).

3.3	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Pre-Effective Amendment No. 3 the Registration Statement on Form S-11 (File No. 333-183965) on November 15, 2012, and incorporated herein by reference).

4.1	Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-183965) on December 27, 2012, and incorporated herein by reference).

4.2	Form of Certificate for 6.375% Series A Cumulative Term Preferred Stock of the Registrant (filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795) on August 11, 2016, and incorporated herein by reference).